Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 17, 2021, with respect to the financial statements and financial highlights of the ten portfolios comprising Harding, Loevner Funds, Inc., as of October 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

February 24, 2022